                                                                                Exhibit j-4
     Monthly Cost and Quality of Fuels for Electric Plants
     FERC 429 Facsimile
01   Company-Plant Code       13433-1626
02   Month & Year of Report   07/96
03   Reporting Company        New England Electric
04   Page Number              1
05   Plant Name               Salem Harbor
06   Plant Location           24 Fort Ave., Salem, MA 01970
07   Person to be Contacted   Fuel Dept.
     Concerning Data          Coal Group
     Entered on this Form     25 Research Drive, Westboro, MA 01582
08   Telephone Number         508-389-3029 / 508-389-3227
09   Signature of Official
     Submitting this Report   Diane M. Healey
10   Title                    Associate Fuel Analyst
11   Date Report Completed    September 10, 1996

     Purchases           Coal Mines Only                      Source Data
     ---------     --------------------------     -------------------------------------------------------
                                                              Quality as Received
         Cont   Fuel      Coal State County          Originating      Quantity  ------------------- Purch Price
   Type  Expir  Type Type Dist Abbr  No    Location  Received  BTU  Sulfur Ash  Cents/MMBT
                                                       (1)     (2)   (3)   (4)
   ----  -----  ---- ---- ---- ----- ------          -----------    --------    ---       ------    ---- -----------
12   C   06/96  BIT     U  08   WV    059  ASHLAND     30.1    12982  0.72  8.44   177.46
13   C   12/96  BIT     S  45   IMP   999  EL CERREJON 45.6    12041  0.58  6.40   146.81
14   C   12/96  BIT     U       WV         WINIFREDE   10.0    12805  0.63  7.10   177.52


(1) Coal = 1,000 tons    (2) Coal per lb       (3) and (4)  Percent
    Oil = 1,000 bbls         Oil per gal
    Gas = 1,000 Mcf          Gas per cu ft